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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                               Jurisdiction
                                    Of
Name                          Incorporation
----                          -------------
General Physics Corporation      Delaware

GSE Systems, Inc.                Delaware